Exhibit 11(c)

                               CONSENT OF COUNSEL


We hereby consent to the use of our name under the caption "General Information
- Counsel and Independent Accountants" in the Prospectus incorporated by reference in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of PBHG Insurance Series Fund, Inc. under the Securities Act of 1933 (No. 333-19497) and Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (No. 811-08009).



                                         /s/ Ballard Spahr Andrews & Ingersoll
                                         -------------------------------------
                                         Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
November 21, 1997